Exhibit 10.34

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

TRANSACTION CONFIRMATION

Date: October 15, 2019
Contract:
Confirmation Number; Blue 001

This Transaction Confirmation is subject to that certain NAESB Base Contract for Sale and Purchase of Natural Gas, including the Special Provisions (the “Base Contract”) dated October 9, 2019 (the “Effective Date”). The terms of this Transaction Confirmation are binding. Capitalized terms not otherwise defined in this Transaction Confirmation shall have the meaning given to them in the Base Contract. For purposes of this Transaction Confirmation, “Gas” as used in the Base Contract shall also include Biogas.

SELLER: GSF Energy, L.L.C.	BUYER: Bluesource LLC

680 Andersen Drive Foster Plaza 10, 5th Floor Suite 580 Pittsburgh, PA 15220	2825 E. Cottonwood Parkway Suite 400 Cottonwood Heights, UT 84121

Attn: James W. Wallace, Vice President Phone: 412-747-8720	Attn: Will Overly, Vice President Phone: 801-438-1533

Base Contract No. Transporter: Transporter Contract Number:	Base Contract No. Transporter: Transporter Contract Number:

I. Commercial Terms

1.	Contract Price:

(a)	Biogas Value. As payment for the Biogas delivered to Buyer, Buyer shall pay to Seller the Biogas Value.

(i)	The Biogas Value shall be paid by the Buyer and is calculated by multiplying the Biogas Price by the Biogas Quantity of Biogas (as measured in MMBtus).

(ii)	The Biogas Price shall [***].

(b)

Margin Share. In consideration of Buyer dispensing the Biogas as a Vehicle Fuel, Seller shall pay to Buyer the Margin Share, which shall be an amount equal to the respective sums of (i) and (ii) below.

(i)

Buyer shall receive from Seller [***]% of the RINs for all RINs generated from Biogas delivered to Buyer for Biogas Quantities between [***] MMBtu per day and [***]% for Biogas Quantities in excess of [***] MMBtu per day.

(ii)	Seller shall receive from Buyer [***]% of the net LCFS Credits generated and retained by Buyer.

2.	Delivery Period:

(a)	Bioqas Daily Delivery

Begin Date: [***]

End Date: [***]

(b)

RIN Monthly Generation and Delivery – One Month after the Bioqas Delivery Month, with the exception of the initial RFS registration process and Q-RIN status determination whereby Biogas may be temporarily stored

(c)	LCFS Quarterly Delivery – One Calendar Quarter after the Calendar Quarter in which Biogas was delivered, as applicable

3.	Contract Quantity and Performance Obligation:

(a)	Biogas Quantity

Throughout the Delivery Period, Seller shall have a Firm obligation to sell and deliver to Buyer at the Delivery Point Biogas volumes in excess of a monthly average of [***] MMBtu per day produced by Seller and Buyer shall have a Firm obligation to take delivery of such Biogas.

(b)

Throughout the Delivery Period, Buyer shall dispense Biogas purchased under this Transaction Confirmation within an EPA- approved pathway such that all Biogas is utilized as a Vehicle Fuel allocated during the Biogas Delivery Month, all in accordance with the EPA RFS, LCFS, and any CFP. Buyer shall maintain all records relevant to the purchase of Biogas from Seller, processing of such Biogas into a Vehicle Fuel, Vehicle Fuel sales, documentation of Vehicle Fuel production and sale in accordance with the requirements of the EPA RFS, the requirements of the LCFS, and the requirements of any CFP.

4.	Delivery Point:

The Delivery Point shall be as set forth below.

Description

Rumpke Sanitary Landfill

10795 Hughes Road

Cincinnati, OH 45251

Meter Numbers

[***], [***], [***], and [***]

5.	Biogas Supply Source:

Biogas delivered to the Delivery Point shall be sourced from the following:

Rumpke Sanitary Landfill; EPA Facility ID No. 71138

II. Special Conditions

1- Definitions.

“Biogas” means quantities of methane, measured in MMBtu, that:

i.	meet the qualifications for D3 Renewable Identification Numbers (cellulosic biofuel) under the EPA’s RFS regulations as of the Effective Date;

ii.	meet the definition of biogas or biomethane as defined by the RFS; and

iii.	meet the common carrier pipeline gas quality specifications as provided by the local utility or transmission company for the applicable Delivery Point.

“Biogas Price” shall have the meaning as described in the Contract Price section above.

“Biogas Supply Source” means the Rumpke Sanitary Landfill.

“Calendar Quarter” means the periods, January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

“CARB” means the California Air Resources Board or its successor.

“CFP” means any state or regional clean fuels program applicable to the Biogas subject to this Transaction Confirmation or that shall become applicable to such Biogas.

“EMTS” means the EPA Moderated Transaction System for RINs,

“Green Attributes” means any and all environmental attributes, credits, benefits, emission reductions, offsets, and allowances, howsoever entitled, attributable to the characteristics, production, use or combustion of the Biogas or its displacement or reduction in the use of conventional energy generation, greenhouse gas emissions, pollutants or transportation fuel, including, without limitation, RINs under the RFS, renewable energy certificates and credits under state low carbon fuel programs such as the LCFS or a CFP. Green Attributes shall not include any existing or future tax credits, depreciation deductions and depreciation benefits, or other tax benefits arising from ownership of the Biogas Supply Source or from the production of Biogas.

“Low Carbon Fuel Standard” or “LCFS” means the California Low Carbon Fuel Standard as set forth in Section 95484 of Title 17 of the California Code of Regulations, as amended or supplemented and administered by CARB as of a given date.

“LCFS Credits” means credits generated under the LCFS or a CFP, as may be applicable.

“Quality Assurance Plan” or “QAP” means the voluntary program provided by an independent third-party auditor to verify that the RINs generated by a renewable fuel producer or importer are valid and in compliance pursuant to § 40 C.F.R. 80.1469.

“Q-RIN” means a RIN verified by a registered independent third-party auditor using a QAP that has been approved under 40 C.F.R. § 80.1469(c) following the audit process described in 40 C.F.R. § 80.1472.

“Qualified Facility” means a facility that meet the eligibility standards for Registration.

“Registration” means registration of the Biogas Supply Source, Qualified Facilities, parties, Biogas, or pathways, as applicable, with the EPA, CARB or other governmental or certifying entity, as applicable, such that the Biogas produced from the Biogas Supply Source becomes RIN-eligible or LCFS Credit-eligible, as applicable.

“Renewable Fuel Standard” or ‘RFS” means the renewable fuel program and policies established section 211(o) of the Clean Air Act (42 U.S.C. § 7545(o)) as implemented by the EPA under Subpart M of Title 40 of the Code of Federal Regulations as may be amended from time to time.

“Renewable Identification Number(s)” or “RIN(s)” is a number generated to represent a volume of renewable fuel as set forth in Regulation of Fuels and Fuel Additives: Changes to Renewable Fuel Standard Program, 75 Fed. Reg. 16484 (March 26, 2010) (codified at 40 C.F.R. § 80.1425 (2011); 40 C.F.R. §80.1426 (2012)), as amended from time to time.

“RINs Resale Price” means an amount equal to the volume weighted average price actually received by Seller from third parties for all QAP D3 RINs that were generated within the same calendar month as the RINs generated from the Biogas delivered to Buyer. The conversion factor for determining the quantity of RINs generated for the quantity of Biogas delivered is 11.727 RINs for every 1 MMBtu of Biogas (11.727 RINs/1 MMBtu), or as otherwise specified by the EPA.

“Vehicle Fuel’’ means compressed natural gas (CNG) or liquefied natural gas (LNG) derived from Biogas and used in transportation vehicles and which qualifies for receipt of a RIN under the EPA Renewable Fuel Standard and which may qualify for receipt of an LCFS Credit under the LCFS or a CFP.

2.	Representations by Both Parties. Each of the parties to this Transaction Confirmation represents and warrants that, as of the date of this Transaction Confirmation specified above:

(a)	It has full and complete authority to enter into and perform this Transaction Confirmation;

(b)	The person who executes this Transaction Confirmation on its behalf has full and complete authority to do so and is empowered to bind it thereby;

(c)	It is not insolvent and has not sought protection from its creditors under the United States Bankruptcy Code, or under any similar laws; and

(d)	It has not and will not take any action that results in the invalidity of LCFS Credits or RINs generated on the Biogas delivered under this Transaction Confirmation.

3.	Buyer Representations. Buyer represents and warrants to Seller as of the execution date of this Transaction Confirmation and on each Day during the Delivery Period that:

(a)	Buyer has not sold, traded, remarketed, given away, claimed, or otherwise sold separately, the Green Attributes from the Biogas, except as otherwise provided in this Transaction Confirmation;

(b)	The Biogas delivered to Buyer will be used as Vehicle Fuel; and

(c)	As of the execution date hereof, Buyer meets the eligibility standards for Registration under the EPA RFS and LCFS.

4.	Seller Representations. Seller represents and warrants to Buyer as of the execution date of the Transaction Confirmation and on each Day during the Delivery Period that:

(a)	Seller represents that the Biogas Supply Source meets the eligibility standards for the generation of RINs and LCFS Credits under the EPA RFS and the LCFS, as applicable; and

(b)	the Biogas delivered to Buyer shall have been processed in accordance with the requirements of the EPA RFS and LCFS, as applicable.

5.	RFS, LCFS, CFP Registration.

(a)

RFS Registration. Seller maintains an account with EPA’s Central Data Exchange, EMTS. Seller’s company name in EMTS is “Montauk Energy Holdings, LLC” and identifier is 6139. The EPA Facility ID producing the Biogas that is subject to this Transaction Confirmation is 71138. [***].

(b)

LCFS, CFP Registration. Buyer shall submit an initial LCFS pathway registration to CARB at Buyer’s cost. Seller shall cooperate with Buyer and provide all necessary information required to complete and maintain the updated registration, including, but not limited to, affidavits, contracts, volume statements, and Biogas flow. Buyer shall be responsible for any ongoing reporting and costs associated with integrity and compliance of the LCFS pathway, including third party verification costs. Buyer and Seller shall cooperate to fulfill requirements under the LCFS and CFP, as may be applicable, to generate LCFS Credits.

6.	Process for Generation and Allocation of RINs.

(a)	Seller Responsibilities and EPA EMTS Account.

(i)

Within the first two (2) weeks of the Delivery Period, Seller shall facilitate access for Buyer to any and all records relevant to determining the quantity of Biogas sold and delivered by Seller and purchased and received by Buyer so that Buyer can prepare the data regarding RIN generation for submission to the Seller and/or the Seller’s agent.

(ii)

Seller shall generate RINs within one month after the Biogas Delivery Month, with the exception of the initial RFS registration process and Q-RIN status determination whereby Biogas may be temporarily stored

(iii)

Seller shall transfer the contracted volume of RINs within one month after the Biogas Delivery Month via EMTS. Seller shall prepare and submit a product transfer document (“PTD”) to Buyer for each transfer of RINs, detailing the following:

(a)	RIN transferor and transferee company information and EPA company ID;

(b)	Product information including Fuel Code;

(c)	RIN quantity to transfer;

(d)	RIN Year;

(e)	PTD number; and

(f)	Any other data as required by the EPA RFS.

(b)	Buyer Responsibilities.

(i)

Within the first three (3) weeks of the Delivery Period, Buyer shall analyze the Biogas Quantity sold and delivered by Seller and purchased and received by Buyer under this Transaction Confirmation which converted such Biogas to a Vehicle Fuel to determine how many RINs were generated during the prior Month.

(ii)	Buyer shall prepare a report, for submission to Seller detailing the following:

(a)	Biogas sold and delivered by Seller and purchased and received by Buyer at the Delivery Point.

(b)	Total Biogas sold under this Transaction Confirmation at each dispensing location during the applicable Month that was converted by Buyer for use as a Vehicle Fuel.

(c)	RINs to be created from Biogas purchased by Buyer from Seller.

(c)

EPA EMTS Accounts: The EPA EMTS account number to which RINs allocated to the Seller should be allocated and deposited is 6139. The EPA EMTS account number to which RINs allocated to the Buyer should be allocated and deposited is [_____________].

7.	Storage.

From time to time, Biogas delivered by Seller to Buyer may be put into storage by Buyer, for one of three reasons: (i) if the Green Attribute pathway has not yet been approved by the EPA but the plant is flowing Biogas, then Buyer shall store the Biogas in accordance with the terms of the applicable Green Attribute program until such time as the pathway is approved; (ii) if the Biogas is intended to produce Q-RINs, then the Buyer shall store Biogas until such time as the QAP process is completed; or (iii) if the Biogas has been delivered to Buyer but Buyer cannot deliver it to a VFP until a subsequent Month, then Buyer may store the Biogas until such time as it can deliver the Biogas to be used as a Vehicle Fuel. If Biogas is stored pursuant to Section 7 (i), [***]. If Biogas is stored pursuant to Sections 7 (ii) or (iii), [***]. If Biogas is stored by Buyer, [***].

8.	Change in Law.

In the event that the EPA amends its regulations for the creation and sale of RINs and/or CARB amends its regulations for the creation and sale of LCFS Credits, the parties agree to amend this Transaction Confirmation accordingly so long as such amendment does not adversely affect the relative benefits of the transaction to both Buyer and Seller as of the date upon which the Transaction Confirmation is executed. Each party agrees to take any commercially reasonable action or cooperate with any commercially reasonable request of the other party reasonably necessary in connection with Seller’s application for approval of a pathway under the LCFS for the sale of Biogas as Vehicle Fuel and Seller’s approval from the EPA to be classified as a renewable fuel producer under the EPA RFS to produce Biogas that generates RINs when used as Vehicle Fuel.

9.	Hierarchy. In the event of any inconsistency between the Base Contract and this Transaction Confirmation, this Transaction Confirmation shall govern.

Please confirm the foregoing correctly sets forth the terms of our agreement with respect to this transaction by signing in the space provided below and returning an executed copy of this Transaction Confirmation in pdf file format by email to jwallace@montaukenergy.com.

SELLER	BUYER
GSF Energy, L.L.C.	Bluesource LLC

By: /s/ James W. Wallace	By: /s/ William T. Overly
Name: James W. Wallace	Name: William T. Overly
Title: Vice President	Title: Vice President
Date: October 15, 2019	Date: 10/15/19

[Biogas Transaction Confirmation]